UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 28, 2007

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive

Fremont, California 94555

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 28, 2007, the Board of Directors (the “Board”) of PDL BioPharma, Inc. (“PDL” or “we”) elected Joseph Klein III, to serve as a Class III member of the Board, with a term expiring at the 2010 annual meeting of stockholders. The press release we issued announcing Mr. Klein’s election to our Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Nominating and Governance Committee of the Board recommended that the Board elect Mr. Klein to the Board after a months-long process of identifying and evaluating numerous potential candidates for election to the Board. Mr. Klein was initially identified as a potential candidate by one of our independent directors.

Mr. Klein currently serves as Managing Director of Gauss Capital Advisors, LLC, a financial consulting and investment advisory firm focused on biopharmaceuticals, which he founded in March 1998. Since September 2003, Mr. Klein has also served as a Venture Partner of Red Abbey Venture Partners, LP, a life sciences private equity fund. From September 2001 to September 2002, Mr. Klein was a Venture Partner of MPM Capital, a healthcare venture capital firm. Mr. Klein served as Vice President, Strategy, for Medical Manager Corporation, a leading developer of physician office management information systems, from June 1999 until it merged with WebMD Corporation in September 2000. In the 10 years prior to joining Medical Manager Corporation, Mr. Klein was a portfolio manager and securities analyst at T. Rowe Price Associates, Inc. and The Kaufmann Fund, Inc. Mr. Klein serves on the Board of Directors of BioMarin Pharmaceutical Inc., Isis Pharmaceuticals, Inc., OSI Pharmaceuticals, Inc. and Savient Pharmaceuticals, Inc., each of which is a publicly traded company. Mr. Klein received a B.A. in economics from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Pursuant to our policy for the compensation of Board members who are not employees of PDL (“Outside Directors”), Mr. Klein is authorized to receive a cash retainer of $35,000 per year with respect to his service as a Board member. Mr. Klein will also receive a fee of $2,000 for each Board meeting at which he is present in person and $1,500 for each Board meeting at which he is present by telephone. All cash compensation paid to our Outside Directors for their service on our Board and attendance at Board meetings is paid on a quarterly basis in arrears. We also reimburse our directors for their travel expenses for Board meetings and, on a tax grossed-up basis, for travel expenses of a guest or spouse for our annual Board off-site meeting.

In connection with Mr. Klein’s election to the Board and consistent with our policy for the compensation of Outside Directors, we granted Mr. Klein option grants to purchase 40,000 shares of our common stock with respect to his appointment to the Board, 15,000 of which were granted automatically under our 2002 Outside Directors Stock Option Plan and the remainder of which were granted under our 1999 Stock Option Plan. Mr. Klein is also eligible to receive after each annual meeting of stockholders an option to purchase 20,000 shares of common stock with respect to his continued service as a Board member, provided that Mr. Klein remains an Outside Director immediately after such annual meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, issued by PDL BioPharma, Inc. on July 31, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2007

PDL BioPharma, Inc.

By:	/s/ Andrew Guggenhime
Andrew Guggenhime Senior Vice President and Chief Financial Officer

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